EURO DOT, Inc.

Wyoming Corporation

Minimum: 300,000 at $5.00 per shares

Maximum: 1,000,000 at $5.00 per share

$5,000,000 Offering Amount for 1,000,000 Shares of Common Stock

1,000,000 Warrants Exercisable at $10.00 per share of Common Stock

$5.00 per One Common Stock and One Warrant offered as One Unit.

This is the initial public offering of securities of EURO DOT, Inc., a Wyoming Corporation. The Company is offering 1,000,000 of our Common Stock, par value $0.01 (“Common Stock”), and 1,000,000 warrants exercisable within 12 months from the effective date of initial offering at $10.00 per Common Stock. One Common Stock and One Warrant is offered as one unit at $5.00 per share/unit (the “Offered Shares”). Upon the deposit of $1,500,000 representing 300,000 Common Stock at $5.00 per share, in the escrow account, as the qualified amount the Company is authorized to partially close on this offering. If we have not received and accepted subscriptions for the Offered Shares for at least $1,500,000 at the end of the one hundred fiftieth (150) day following qualification of the offering statement of which this offering circular is a part, subject to the Company’s ability to extend the offering for an additional thirty (30) days (the “Extension Period”), this offering will terminate. If the Company has received and accepted subscriptions for the number of Offered Shares on or before the end of the one hundred fiftieth (150) day following qualification, or the end of the Extension Period, if exercised, then the Company will close on this offering.

Number of Shares	Price to Public	Underwriting Discounts(1) and Commissions	Proceeds to Issuer(2)

300,000	$ 5.00	0.00	$ 1,500,000
1,000,000	$ 5.00	0.00	$ 5,000,000

Number of Warrants	Exercise Price[1]		Proceeds to Issuer
300,000	$10.00	0.00	$ 3,000,000
1,000,000	$10.00	0.00	$ 10,000,000

(1)Shares in the form of Units offered hereby will be initially sold by our directors and executive officers on behalf of the Company. We may also elect to engage licensed broker-dealers. No sales agents have yet been engaged to sell shares.

(2)The expense of the offering, but not limited to, legal, accounting, and blue-sky compliance is projected to be $75,000. No broker-dealers are scheduled to participate in this offering.

EURO DOT, Inc.EURO DOT INC. (PA)EURO DOT LOGISTICS a.s.

5830 East Second StreetGrove Business CenterSvetova 523/1

Plaza 7000, Suite 3205226 Paul Street180 00 Prague

Casper, WY 82609Pittsburgh, PA 15211Czech Republic

412.501.7338412.501.7338980.432.8241

info@usaeurodot.cominfo@usaeurodot.comcontact@eurodotlogistics.com

https://www.eurodotlogistics.com/

Filed: December ________, 2021

______________________________________

0 $5.00 per One Common Stock and One Warrants as One Unit are the Offered Shares with the Warrant transferable and detachable from the Common Stock. Whether referred to as Shares or Units, the terms mean the same.

EURO DOT, Inc.

SUPPLY CHAIN SOLUTIONS

Transportation  * Logistics * Manufacturing * Warehousing

ADVISORY STATEMENT

For general information on investing, the Company encourages you to refer to www.investor.gov.

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

This Offering Circular follows the disclosure format of Part I of Form S-1 pursuant to the general instructions of Part II(a)(1)(ii) of Form 1-A.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR APPLICABLE STATE SECURITIES LAWS, AND THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION. HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

THIS OFFERING CIRCULAR CONTAINS ALL OF THE REPRESENTATIONS BY THE COMPANY CONCERNING THIS OFFERING, AND NO PERSON SHALL MAKE DIFFERENT OR BROADER STATEMENTS THAN THOSE CONTAINED HEREIN. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING CIRCULAR.

OPENING STATEMENT - EURO DOT, Inc.

The Company is offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. The Company has not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

Unless otherwise indicated, data contained in this Offering Circular concerning the business of the Company are based on information from various public sources. Although the Company believes that the data is generally reliable, such information is inherently imprecise, and our estimates and expectations based on the data involves a number of assumptions and limitations. As a result, you are cautioned not to give undue weight to such data, estimates or expectations.

 In this Offering Circular, unless the context indicates otherwise, references to “EURO DOT, Inc.,” “we,” “Company,” “our” and “us” refer to the activities of and the assets and liabilities of the business and operations of “EDI”.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary,” “Our Business,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations, and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify principal factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

•Our ability to effectively execute our business plan.

•Our ability to manage our expansion, growth, and operating expenses.

•Our ability to retain and grow our customer base.

•Our ability to enter, sustain and renew customer arrangements on favorable terms.

•Our ability to evaluate and measure our business, prospects, and performance metrics.

•Our ability to compete and succeed in a highly competitive and evolving industry.

•Our ability to respond and adapt to changes in technology and customer behavior; and

•Our ability to protect our intellectual property and to develop, maintain and enhance a strong brand.

•Unanticipated but potential changes in government laws, rules and regulations, the replacement of which is being considered by Congress.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions, and expectations, considering all information currently available to us, we cannot guarantee future transactions, results, performance, achievements, or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as maybe be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

PLAN OF DISTRIBUTION

We are not selling the shares through commissioned sales agents or underwriters unless otherwise advised. Persons who desire information will be directed to EURO DOT, Inc. For United States based inquiries contact our administrative offices at EURO DOT, Inc. (PA), for all other inquires contact EURO DOT LOGISTICS a.s.

EURO DOT, Inc.EURO DOT INC. (PA)EURO DOT LOGISTICS a.s.

5830 East Second StreetGrove Business CenterSvetova 523/1

Plaza 7000, Suite 3205226 Paul Street180 00 Prague

Casper, WY 82609Pittsburgh, PA 15211Czech Republic

412.501.7338412.501.7338980.432.8241

info@usaeurodot.cominfo@usaeurodot.comcontact@eurodotlogistics.com

https://www.eurodotlogistics.com/

This Offering Circular will be furnished to prospective investors via download 24 hours per day, 7 days per week at U.S. Securities and Exchange Commission EDGAR Company Filing site. The Offering Circular and other information filed with the SEC are also available at the web site maintained by the SEC at http://www.sec.gov.

The website will not be the exclusive means by which prospective investors may subscribe in this offering. Upon qualification by the Securities & Exchange Commission, potential investors will be able to go on the website and a button will appear that simply states “Invest” in EURO DOT, Inc. Once the “Invest” button is clicked, potential investors will again be given a comprehensive overview of the process and procedures, which will require an e-signature. Potential investors will then begin a user-friendly process of establishing their personal and financial identity, selecting the number of shares to be purchased and how payment will be made, and executing subscription agreements. Once complete all purchasers will be emailed a confirmation.

To subscribe to purchase the shares, a prospective investor must complete a subscription agreement and send payment by wire transfer, check, or PayPal. Investors must answer certain questions to determine compliance with the investment limitation set forth in Regulation A Rule 251(d)(2)(i)(C) under the Securities Act of 1933, which states that in offerings such as this one, where the securities will not be listed on a registered national securities exchange upon qualification, the aggregate purchase price to be paid by the investor for the securities cannot exceed 10% of the greater of the investor's annual income or net worth. In the case of an investor who is not a natural person, revenues or net assets for the investor's most recently completed fiscal year are used instead. The investment limitation does not apply to accredited investors, as that term is defined in Regulation D Rule 501 under the Securities Act of 1933. An individual is an accredited investor if he/she meets one of the following criteria: An entity other than a natural person is an accredited investor if it falls within any one of the following categories: The Company plans to engage its own facilities to confirm investor accreditation. It is estimated such cost are within the budget allocated for the cost of our Regulation A offering if all securities are sold.

If $1,500,000 of the Offered Shares are not satisfied or the offering is otherwise terminated, investor funds will be promptly refunded in accordance with Securities Exchange Act Rule 10b-9. The Company plans to appoint Equity Stock Transfer Company, 236 West 37th Street, Suite 602, New York, NY 10018 as our independent agent to act as Escrow Agent.  The Escrow Agent will instruct Subscribers of Shares ("Subscribers") to deliver funds to Escrow Agent or wire transfer to a bank for credit to the Escrow Agent for EURO DOT, Inc.

Conditions for Release from the EURO DOT, Inc. Escrow Funds: (1) In the event that the Offering Amount is not deposited in the Escrow Account by 5:00 P.M. Eastern time on or before the Initial Termination Date or the Final Termination Date, as applicable, or the Company advises the Escrow Agent in writing that the Offering has been terminated (the “Termination Notice”), the Escrow Agent shall promptly return the Escrow Funds paid by each Subscriber to said Subscriber without interest or costs; (2) If prior to 5:00 P.M. Eastern time on the Initial Termination Date, the Escrow Agent receives written notice stating that the Initial Termination Date has been extended to the Final Termination date (the “Extension Notice”, then the Initial Termination Date shall be so extended; (3) Provided that the Escrow Agent does not receive the Termination Notice and the Offering Amount is deposited into the Escrow Account on or prior to the later of the Initial Termination date or the date stated in the Extension Notice, if any, received by the Escrow Agent, the Escrow Agent shall, pay the Escrow Funds; and (4) If, following the sale of the

Offering Amount by 3:00 P.M. Eastern times on the later of the Initial Termination date or the date stated in the Extension Notice, if a then the Escrow Agent shall promptly return the Escrow Funds to the Subscribers without interest or costs.

EURO DOT, Inc. reserves the right to develop programming to be used for the actual investment process. They may also have direct telephone, email exchanges or other contacts with persons interested in purchasing the Offered Shares. Persons who desire information will be directed to contact@eurodotlogistics.com

SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular.

EURO DOT, Inc. (the “Company”) was incorporated as a holding company on March 16, 2021, in the State of Wyoming and consolidated two wholly owned subsidiaries under EURO DOT, Inc. (PA), charted in the Commonwealth of Pennsylvania on February 18, 2021. Four wholly owned subsidiaries are (1) EURO DOT LOGISTICS Company, and (2) VECTOR Power Works were formed on March 16, 2021. In Prague of the Czech Republic, the Company holds a 100% interest in EURO DOT LOGISTICS a.s. and VECTOR Power Works s.r.o.  Additionally, the Company has an exclusive option to acquire Sambular Logistics a.s. 1 Within our matrix structure, the subsidiaries sanctions decentralized decision making, which offers superior autonomy, and effective inter-department interaction.  Corporations EURO DOT LOGISTICS a.s. and VECTOR Power Works s.r.o.  are integrated into a single unit to provides supply chain solutions and alternative energy methods in Central Europe, principally in the Czech Republic, Austria, Germany, and Poland.

This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Common Stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in the Company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision.

Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements,” page 4.

BUSINESS

EURO DOT, Inc. (the “Company”) plans to provide transportation and logistics for supply chain solutions, clean air fleet conversions, and other logistic services. The company aims to operate in three categories: (1) the Transportation segment in less-than-truckload services, long-haul transport, and truck brokerage amenities, (2) the Logistics sector in  contract management, warehousing, distribution, e-commerce, and omnichannel fulfillment, cold-chain logistics, packaging, inventory management and, returns administration,  and (3) the Manufacturing segment in alternative energy road vehicles for the company’s fleet, including conversion kits to third-party vendors.

1 Sambular Logistics a.s. of the Czech Republic is a integrate freight and logistics corporation, charted in 2009 with annual sales exceeding $US 10 million and services Czechia, Germany, and Poland. Under the terms of the Assignment and Contingency Agreement of March 18, 2021, and amended on April 22, 2021, whereby David Stybr, the controlling shareholder of the Company, transferred to the Company his exclusive right and privilege to acquire Sambular Logistic a.s., and amended On November 16, 2021 by Amendment 2 of the Sambular Asset Purchase Agreement to $6.1 million from $7 million. The difference in value of $900,000 was paid by Mr. Stybr as part of the acquisition of 15 percent of the Sambular option from the Corporation.

OVERVIEW

EURO DOT, Inc. was incorporated March 16, 2021 in the State of Wyoming with 10,000,000 shares authorized, $0.01 par value of common stock, of which 3,396,967 shares of common stock are issued and outstanding as of November 30, 2021. For United States based inquiries contact our administrative offices at EURO DOT, Inc. (PA), for all other inquires contact EURO DOT LOGISTICS a.s.

EURO DOT, Inc.EURO DOT INC. (PA)EURO DOT LOGISTICS a.s.

5830 East Second StreetGrove Business CenterSvetova 523/1

Plaza 7000, Suite 3205226 Paul Street180 00 Prague

Casper, WY 82609Pittsburgh, PA 15211Czech Republic

412.501.7338412.501.7338980.432.8241

info@usaeurodot.cominfo@usaeurodot.comcontact@eurodotlogistics.com

https://www.eurodotlogistics.com/

Operations unit are:

EURO DOT Logistics, a.s

The Company’s business model is designed to leverage its core assets to become a major entity in the transportation and logistics sector as a world-class provider of supply chain solutions, clean air fleet conversions, and rolling stock global funding. To accomplish these objectives, the Company plans to rely on strategic acquisitions in assets and management, and to consolidate fragmented assets in the various subsections. Our first acquisition is Sambular Logistics a.s. a $13 million sales enterprise in the transportation, logistics and supply chain classifications.

Our main operating unit, EURO DOT Logistics, a.s., will be reconstituted with the acquisition of Sambular Logistics a.s. We plan to aggressively expand our footprint by increasing our rolling stock to triple its capacity within 24 months, and to make strategic acquisitions to accommodate a wider field of influence in the long-haul transport space. In the Logistics division, the unit plans to increase warehousing and distribution capacities within a 600-mile radius from its location in Prague, Czech Republic.

EURO DOT, Inc. (PA).

EURO DOT, Inc. (PA) is a wholly owned subsidiary of the Company and was charted in the Commonwealth of Pennsylvania on February 18, 2021. EURO DOT, Inc. (PA)  has one operating unit, VECTOR Power Works  Company, which functions as a research and development platform applying various algorithms and database sensitive information and other means to solicit, acquire or license various technologies and theories in the alternative energy space.  Even though biodiesel is a common and effective alternative fuel in medium- and heavy-duty diesel vehicles, VECTOR Power Works Company plans to deploy proprietary hydrogen fuel cell technology and other carbon-based applications to manufacture or convert power systems in the United States, Czech Republic and elsewhere. Within the alternative energy space, we are pursuing the same dynamics for commercial hybrid vehicles, hydrogen, and electric power. EURO DOT, Inc. (PA) is developing plans to function as a USA based merger and acquisition unit focusing on augmenting its objectives.  To date no activities have been initiated for its merger and acquisition intentions.

VECTOR Power Works, s.r.o.

The Company's near-term plan is to manufacture conversion kits for the global market. By 2023 our entire fleet of vehicles will be equipped with alternative-energy powertrains. VECTOR Power Works, s.r.o. is being established as the Company's alternative energy primary manufacturing unit to design, produce and install equipment for use in our entire commercial fleet with hybrid powertrains. With fully engaged research capabilities we plan to use that knowledge and expertise to design and implement more efficient means to move, store and process freight.

PROPOSED ACTIVITIES

The Company’s business model supports an aggressive acquisition and internal development programs to become a major factor in Central and Eastern Europe within the integrated freight and logistics industrial space. To do so, the

Company and its management must plan and adapt, to be data-driven for guidance and supported by the numbers; and develop, maintain, and enhance a workforce that remains adjustable to the impact of automation and to face technological advancements as opportunities for growth and success.  At the moment, the Company is considering two proprietary acquisitions that should complement our business model while increasing our management and personnel core.  There is no assurance that such acquisitions in the present or in the future will be made or the Company has sufficient resources to undertake these endeavors. However, the Company plans to apply its best efforts and due diligence to accomplish all the stated objectives herein and understands, along with its shareholders, and this Offering Circular declares, the high risk of enterprise.

THE OFFERING

Issuer:	EURO DOT, Inc.
Securities offered: Present as a Unit as “Offering Shares.”

1,000,000 shares of common stock, par value $0.01 ("Common Stock”) at the offering price of $5.00 per share (the "Offering Shares").

The Offering is presented as a Minimum: 300,000 shares at $5.00 per shares and Maximum: 1,000,000 shares at $5.00 per share

Current number of shares of Common issued and outstanding
Current number of shares under option
Price per share:	$ 5.00
Offering amount at $5.00:

Upon the deposit of $1,500,000 representing 300,000 Common Stocks at $5.00 per share, in the escrow account, as the qualification amount the Company is authorized to partially close on this offering. If we have not received and accepted subscriptions for the Offered Shares for at least $1,500,000 at the end of the one hundred fiftieth (150) day following qualification of the offering statement of which this offering circular is a part, subject to the Company’s ability to extend the offering for an additional thirty (30) days (the “Extension Period”), this offering will terminate. If the Company has received and accepted subscriptions for the number of Offered Shares on or before the end of the one hundred fiftieth (150) day following qualification, or the end of the Extension Period, if exercised, then the Company will close on this offering.

One-year 1,000,000 warrants exercise at $10.00 per share.

The Warrants are exercisable at $10.00 per share at the minimum of 300,000 shares of common stock sold at $5.00 per share or $3,000,000 and maximum of 1,000,000 shares of common stock sold at $5.00 per share or $10,000,000, or any amount at 300,000 shares or above to 1,000,000 of common stock sold as by the condition of the Offering.

$3,000,000   to  $10,000,000 represents the minimum and maximum amount of the offering.

We plan to apply for quoting privileges of our Common Stock on the OTC Bulletin Board. The Over the Counter  Bulletin Board (OTCBB) is a quotation service offered by the National Association of Securities Dealers (NASD) that provides quote and volume information for securities traded over the counter (that is, securities not listed on the Nasdaq, NYSE, AMEX, or other exchanges)

USE OF PROCEEDS

	SHARES SOLD AT $5.00 PER SHARE WARRANTS
Use of Proceeds
Number shares sold	300,000	1,000,000
Use of Proceeds - Common Stock	$ 1,500,000	$ 5,000,000
Number of shares warrants exercised	300,000[2]	1,000,000
Use of Proceeds - Warrants			$ 3,000,000	$ 10,000,000
Sambular Logistics Acquisition [3]	$ 1,000,000	$ 2,000,000	$ 1,000,000	$ 3,100,000
Plant Modulization and Enhancement		200,000
Research & Development		175,000
Computer Systems and Upgrades		150,000
Administrative		200,000
General		400,000
Cost of Stock Offering (1)		620,000
Working Capital (2)	500,000	355,000		6,900,000

Gross Proceeds	$ 1,500,000	$ 5,000,000		$ 10,000,000

(1) Shares in the form of Units offered hereby will be initially sold by our directors and executive officers on behalf of the Company. We may also elect to engage licensed broker-dealers. No sales agents have yet been engaged to sell shares.  The expense of the offering, but not limited to, legal, accounting, and blue-sky compliance is projected to be $40,000.

(2) Working Capital considered two probabilities – only 300,000 common shares are sold, thereby the Company only received $1,500,000 in gross receipts or the successful sale of 1,000,000 common shares. At the minimum of 300,000 shares sold at $5.00 er share, the Company may not be able to complete the Sambular acquisition and would forfeit $1,000,000 of shareholders money or the Sambular acquisition can be successfully executed and expand the Sambular Logistics acquisition and purchase other businesses that will accommodate our Business Model. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. SEE RISK FACTOR NUMBER ONE, page 24   and Note 3 on this page or below.

DILUTION

Our book value as of November 30, 2021, was $1,302,360 or $0.38 per share of common stock on 3,396,967 shares outstanding. Two-year stock options for 2,960,000 shares at $2.00 per share are outstanding and 1,000,000 shares as one-year warrants exercisable at $10 per share. subject to issuance as stared below.

The following table shows the resulting dilution, less 1,000,000 one-year common share warrants exercisable at $10 per share, and 2,960,000 two-year common stock options at $2.00 per share, and the assuming of an initial public offering price of $5.00 per share.

2 Since the Company may not be able to complete the stock sale for the entire issue of 1,000,000 common shares at $5.00 per share, we may be limited to close at $1,500,000 to be collected by the escrow account, which represents 300,000 common shares at $5.00 each. With no assurance that additional sales can be made, the Company plans to fund part of the Sambular option by applying $1,000,000 from the proceeds as a non-refundable down-payment and the balance to be funded from a commercial loan. However, no assurance can be given that a commercial loan using the Sambular properties as collateral can be obtained. Assuming that the Company is unable to obtain commercial financing, two thirds or $1,000,000 of the use of proceeds would be lost, and the Company would have $500,000 remaining as working capital, which does not include costs of $75,000 associated with the Offering Circular.

3 The Company has exclusive right and privilege to acquire Sambular Logistics a.s of Praha 1, Mala Strana, Czech Republic, for $7,000,000 of which $2,900,000 shall be payable from the proceeds of this public offering and the balance of $4,100,000 payable within 9-months from sales of additional corporate common stock, cash on hand or other sources.

Assumption of selling 300,000 shares at $5.00 per share, representing $1.5 million.

Book value as of November 30, 2021	$1,302,360	$ 0.38
Price to the public charged for each share in this offering	1,500,000	5.00
Expenses relating to Offering if all shares are sold. *	(75,000)
Increase in net book value per share	$2,727,360	$ 0.80
Dilution per share to new investors:		$ 4.20

Assumption of selling 1,000,000 shares at $5.00 per share, representing $5 million.

Book value as of November 30, 2021	$1,302,360	$ 0.30
Price to the public charged for each share in this offering	5,000,000	5.00
Expenses relating to Offering if all shares are sold. *	(75,000)
Increase in net book value per share	$6,227,360	$ 1.83
Dilution per share to new investors:		$ 3.17

The following table shows original capitalization as of November 30, 2021, with 3,396,967 shares outstanding, and the presumption of the exercising of options and warrants.

Book value as of November 30, 2021$ 1,302,360

Sold of 1,000,000 common stocks at $5.005,000,000

Exercise of 2,960,000 stock options at $2.00 per share.5,920,000

Exercise of 1,000,000 stock warrants at $10.00 per share10,000,000

Total proceeds$ 22,222,360

Total common stock outstanding upon full dilution8,356,967

Book value upon full dilution$ 2.66

* Based on the maximum amount of 1,000,000 common shares sold.

SUMMARY TABLE – Average Price Per Share

The following table summarizes on an as adjusted basis as of November 30, 2021, the difference between the number of shares of common stock purchased from us, the total consideration paid and the average price per share paid by existing stockholders and by new investors, assuming an initial public offering price of $5.00 per share and after deducting estimated underwriting discounts and commissions and excluding estimated offering expenses separately payable by us:

	SHARES PURCHASED		TOTAL CONSIDERATION	AVERAGE PRICE
	NUMBER	PERCENTAGE	AMOUNT	PER SHARE
Assuming sold:
Existing stockholders	3,396,967	87.4%	$ 582,749	$0.17
New Investors	1,000,000	12.6%	5,000,000	5.00
TOTAL	4,396,967	100%	5,582,749	1.27

(1)    Represents contributed assets since inception.

(2)   As of November 30, 2021, the Company had options of 2,960,000 shares of common stock and 1,000,000 one-year warrants exchangeable into shares of common stock at $10.00 per share.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding beneficial ownership of our capital stock as of November 30, 2021, for (i) all executive officers and directors as a group and (ii) each person, or group of affiliated persons, known by us to be the beneficial owner of more than ten percent (10%) of our capital stock.

The percentage of beneficial ownership of more than ten percent (10%) of our capital stock as identified herein is based on 3,396,967 shares of common stock outstanding of 10,000,000 deemed as authorized as of November 30, 2021, of which David Stybr owns 100%.

DESCRIPTION OF SECURITIES

Securities Being Offered

The following is a summary of the rights of our capital stock as provided in our articles of incorporation and bylaws. For more detailed information, please see our articles of incorporation and bylaws, which have been filed as exhibits to the offering statement of which this offering circular is a part.

Authorized Capital

The Company has authorized capital stock consists of 10,000,000 shares of common stock, par value $0.01 par value of which 3,396,967 shares are of common stock are issued and outstanding.

Voting Rights. The common stocks are entitled to one vote for each share held of record on all matters submitted to a vote as shareholders.  Pennsylvania law provides for cumulative voting for the election of director for all common stocks. As a result, any shareholder may cumulate his or her votes by casting them all for any one director nominee or by distributing them among two or more nominees. This may make it easier for minority shareholders to elect a director.

Dividends. Holders of all common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor as well as any distributions to the shareholders. The payment of dividends on both classes of common stock will be a business decision to be made by our board of directors from time to time based upon results of our operations and our financial condition and any other factors that our board of directors considers relevant. Payment of dividends on the common stock may be restricted by loan agreements, indentures and other transactions entered by us from time to time.

Liquidation Rights. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in all our assets remaining after payment of liabilities.

Absence of Other Rights or Assessments. Holders of common stock have no preferential, preemptive, conversion or exchange rights. There is no redemption or sinking fund provisions applicable to the common stock. When issued in accordance with our articles of incorporation and law, shares of our common stock are fully paid and not liable to further calls or assessment by us. Under Pennsylvania law and generally under state corporation laws, the holders of our common shares will have limited liability pursuant to which their liability is limited to the amount of their investment in us.

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FINANCIAL STATEMENT LETTER

EURO DOT, Inc.

5830 East Second Street • Plaza 7000, Suite 3205   •  Casper, WY 82609

December 6, 2021

The unaudited Consolidated Financial Statements, Statement of Operations, Statement of Cash Flow, Statement of Shareholders’ Equity, and supporting notes of Euro Dot, Inc. for the ten month period ending November 30, 2021, are prepared in accordance with the accepted accounting principles of the United States (GAAP).

/s/David Stybr

___________________

David Stybr

President

EURO DOT, Inc. (1) (2)

Consolidated Balance Sheet

November 30, 2021

(Unaudited)

Assets
Cash and Cash Equivalent (3)	110,741
Subscription Receivable (4)	210,500
Prepaid Expenses	1,415

Total Current Assets	322,656

Property and Equipment (5)	47,914
Intangible Assets (6)	33,320
Other Assets (7)	924,500
1,005,734
Total Assets	1,328,390

Liabilities and Stockholders' Equity

Current Liabilities
Accounts Payable	19,320
Accrued and Other Liabilities	6,710
Total Current Liabilities	26,030

Total Long-Term Liabilities	0

Total Liabilities	26,030

Stockholders' Equity (8)
Common Stock at $0.01 par value, 10,000,000 shars authorized, 3,396,967 issued and outstanding	3,397
Additional Paid-in Capital	616,767
Accumulated Surplus or (Deficit)	682,196
Total Stockholders' Equity	1,302,360

Total Liabilities and Stockholders' Equity	1,328,390

See notes to consolidated financial statements

EURO DOT, Inc.

Consolidated Statement of Operations

For the 10-month period ending

November 30, 2021

(Unaudited)

Net Revenue	900,000

Expenses

Research, Development and Allocations	51,114
General and Administrative	25,985
Sales and Marketing	2,250
Depreciation and Amortization	0
Operating Expenses	23,683
103,032

Net Gain (Loss) from Operations	796,968

Unrealized Gain (Loss) on Assets	(114,772)
Net Gain (Loss) before Taxes	0
Provision for Taxes	0
(114,772)

Net Gain	682,196

Net Gain (Loss) per share - basic	$ 0.20

Weighted Average Shares Outstanding - basic	3,396,967
Weighted Average Shares Outstanding - diluted	6,356,967

See notes to consolidated financial statements

EURO DOT, Inc.

Consolidated Statement of Cash Flows

For the 10-month period ending

November 30, 2021

(Unaudited)

Cash Flows from Operating Activities

Net Gain	682,196

Changes in Assets and Liabilities
Expenses and Other Current Assets	162,924
Accounts Payable, Accrued and Others	26,030
188,954
Current Liabilities	26,300
Net Cash Used in Operating Activities	(162,6564)

Net Cash from Discontinuance of Operating Activities (i)	(55,150)
(217,804)

Cash Flow from Financing and Other Activities
Sale of 15% of Sambular Option (7)	900,000
Proceeds fro Issuance of Common Stock	589,164
Loan Proceeds	50,000
1,539,164

Supplemental Schedule of Non-Cash Financing Activities
Property and Equipment Acquired for Equity	44,014
Intangible Asset Write-Off	(27,890)
Other Assets Write-Off	(86,881)

(i)The amount of $55,150 was charged off from the liquidation of EURODOT Investment Bankers.

See notes to consolidated financial statements

EURO DOT, Inc.

Consolidated Statement of Shareholders' Equity

To the 10-month period ending

November 30, 2021

(Unaudited)

	Capital Stock	Capital Stock Excess of Par	Retained Earnings	Total Equity

Balance after March 16, 2021	$ 3,397	616,767		620,164

Net Income			682,196	682,196
Common Stock Issued
Balance at November 30, 2021	$ 3,397	616,767	682,196	1,302,360

See notes to consolidated financial statements

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS AND PROFORMA

1.The accompanying unaudited financial statements of EURO DOT, Inc. (the “Company”) have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") and the rules of the Securities and Exchange Commission ("SEC") applicable to interim reports of companies filing as a smaller reporting company. In the opinion of management, the accompanying interim financial statements include all adjustments necessary to make the financial statements and declarations not misleading.

2.EURO DOT, Inc.  was incorporated as a holding company on March 16, 2021, in the State of Wyoming and consolidated two wholly owned subsidiaries under EURO DOT, Inc. (PA), incorporated in the Commonwealth of Pennsylvania on February 18, 2021. In Prague of the Czech Republic, the Company holds a 100% interest in (4) EURO DOT LOGISTICS a.s. and (4) VECTOR Power Works s.r.o.  Additionally, the Company has an exclusive option to acquire Sambular Logistics a.s. See Note 7.

3.Cash and Cash Equivalent: $110,741 represents on hand and available. Proforma Cash and Equivalent: $3,200,000 represents the net available proceeds estimated from the sale of 1,000,000 shares of common stock at $5.00 per shares, actual cash on hand and other deductions.

4.Subscription Receivable: Pursuant to the Securities Purchase Agreement of March 19, 2021, the Company sold 2,222,223 shares of common stock, $0.01 par value per share, for $400,000, of which $125,000 was paid, and $250,000 is fundable in the form of an Accounts “Subscription” Receivable by the Company on an as-needed-basis or paid in full by March 31, 2022, as amended. As of November 30, 2021, the Company received $39,750 in the form of cash and other services, reducing the outstanding balance to $210,500.

5.Property and Equipment: Property and Equipment Assets of $44,014 represents a part of the Vector Asset Purchase Agreement of March 17, 2021, of which $146,474 of assets were acquired by the Company for 813,744 shares of common stock, $0.01 par value per share. Proforma Property and Equipment of $8,751,000 represents the booked assets not including accumulated depreciation from the purchase of Sambular Logistic a.s.

6.Intangible Assets:  Intangible Assets of $61,210 represents a part of the Vector Asset Purchase Agreement of March 17, 2021, of which $146,474 of assets were acquired by the Company. The intellectual property assets acquired are related to direct costs and proprietary business model used to evaluate the Sambular Logistic a.s. proposed acquisition, include commercial software, system designs associated with the marks and titles for EuroDOT.com and Euro-DOT.com. As of November 30, 2021, the Company elected to write-off $27,890 reducing the asset to $33,320.

7. Other Assets. Represents $924,500 of which; (a) $900,000 represents the price reduction of the Sambular option agreement, whereby David Stybr, as individual, purchased 15 percent of the Sambular option agreement as declared under the terms of the Assignment and Contingency Agreement of March 18, 2021, and amended on April 21, 2021, to acquire Sambular Logistic a.s. for $7 million. Under resolution, dated November 16, 2021, the Company’s obligation was amended by Amendment 2 of the Sambular Asset Purchase Agreement to $6.1 million from $7 million. The difference in value of $900,000 was paid by Mr. Stybr as part of the acquisition of 15 percent of the Sambular option from the Corporation, and (b) $137,440 that constitutes the terms under the Assignment and Contingency Agreement of March 18, 2021, that assigned the Asset Purchase Agreement of January 25, 2021, to acquire Sambular Logistic a.s., and technical engineering studies, products and systems development and the establishment of proprietary applications for all-electric, and plug-in refuse trucks and single system natural gas engine platforms. As of November 30, 2021, the Company elected to write-off $86,831 reducing the asset to $24,500.

8.Common Stock: Common Stock, par value $0.01, 10,000,000 authorized. The Company has issued and has outstanding 3,396,967 shares of common stock, representing the purchase price of the shares in cash and assets for $620,164 or $0.183 per share

9.Consolidated Financial Statements, Sambular a.s., Assuming Stock Sale and Proforma

EURO DOT, Inc.

Consolidated Balance Sheet

November 30, 2021

(Unaudited)

(i)	Actual US$	Sambular Logistics a.s.	Assuming Stock Sale	Proforma US$
Assets
Cash and Cash Equivalent (ii)	110,742	$ 365,012	$ 4,875,000	3,350,754
Subscriptions Receivable	210,500
Accounts Receivable		4,006,090		4,006,090
Current Assets from discounted operations		109,831		109,831
Prepaid Expenses	1,415	290,943		292,358
Total Current Assets	332,656	4,771,876	4,875,000	7,759,033

Fixed Assets (iii)
Property and equipment	47,914	5,751,664		5,799,578
Operating lease assets		954,642		954,642
Identifiable intangible assets, net		162,505		162,505
Intangible Assets	33,320			33,320
Goodwill (iv)		75,000		1,047,409
Other assets	924,500	23,100		947,600
Total Fixed Assets	1,005,734	6,966,911		8,945,054
Total Assets	1,328,390	11,738,787	4,875,000	16,704,087

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	19,320	632,014		651,344
Accrued expenses		125,975		125,975
Option Note Payable				4,100,000
Short-term borrowing		750,973		750,973
Short term operating lease liabilities		230,549		230,549
Other current liabilities		125,874		125,874
Current liabilities of discounted operations		32,953		32,953
Accrued and Other Liabilities	6,710			6,710
Total Current Liabilities	26,030	1,898,013		6,025,378

Total Long-Term Liabilities
Long term debt		2,253,668		2,253,668
Note payable				100,000
Deferred tax liability (v)		605,114		39,680
Employee benefit obligations		124,652		124,652
Long term operating liabilities		753,692		753,692
Other long-term liabilities		448,003		448,003
Total Long-Term Liabilities		4,185,129		3,754,704
Total Liabilities		6,083,142	00	10,711507

Stockholders’ Equity (vi)
Common stock at $0,01 par value
Issued and outstanding - 3,396,967 shares	3,397			4,397
Issued and outstanding - 100 shares		10,000
Additional paid-in capital	616,767	2,990,000	4,875,000	5.981,767
Accumulated surplus	682,196	2,655,645		1,837,841
Total equity before non-controlling interest				7,824,005
15% equity interest at cost				950.000
Total Equity	1,302,360	5,655,645	4,875,000	6,924,005
Total Liabilities and Stockholders’ Equity	1,328,390	11,738,787	4,875,000	16,704,087

EURO DOT, Inc.

Consolidated Statement of Operations

For the 10-month period pending

November 30, 2021

(Unaudited)

	Actual US$	Sambular Logistics a.s.	Assuming Stock Sale	Proforma US$
Revenue	900,000	11,007,217		11,097,271
(i)			4,850,000
Cost of transportation and services		8,235,001		8,235,001
Direct operating cost		623,910		623,910
Sales, general and administrative expenses	51,918	551,509		603,427
Research, Development and Allocations	51,114			51,114
Depreciation and amortization expenses		100,924		100,924
Transaction and integration costs		35,139		35,139
Restructuring costs		19,210		19,210
Unrealized Loss on Assets	114,772			114,772
Operating income	682,196	1,752,070		2,434,266
Other income		21,930		21,930
Foreign currency loss		12,259		12,259
Interest expense		210,005		210,005
Income before income tax		1,507,876		2,190,072
Income from operation, net of taxes		(iv)
Net Income	682,196	1,507,876		2,190,072

Earnings per share (i)				$ 0.50

Notes to Consolidated Financial Statements, Sambular a.s., Assuming Stock Sale and Proforma

i)         Four columns are indicated: (1) Actual US$ - Euro Dot, Inc. (the Company”) Consolidated Balance Sheet November 30, 2021 (unaudited), (2) Sambular Logistics a.s. (“Sambular”) – Trial Balance November 30, 2021 (unreconciled), (3) Assuming Stock Sale – Based on the sale of 1,000,000 shares at $5.00 per share as net proceeds included estimated costs, and (4) Proforma US$ - Combined values from 1, 2, and 3, less adjustments as stated in other supporting notes. All the Company’s calculations are based on common stock, par value $0.01, 10,000,000 authorized. The Company has issued and has outstanding 4,396,967 shares of common stock, which includes 1,000,000 shares of the supporting Offering Circular.

(ii)        Cash and Cash Equivalent: The values under 1,2 and 3 total $5,350,754, of which $2,000,00 has been deducted to represents the amount paid under the Sambular option agreement as declared under 4 - Proforma US$, as $3,350,754.

(iii)       Fixed Assets: Under 2 – Sambular Logistics a.s., the Company elected to utilize the trial balance valuation and, in the future, apply purchase acquisition accounting to record the assets of the Sambular at fair market value. Such method of accounting may increase or decrease the fair market value of the acquired assets.

(iv)       Goodwill: $1,047,409 represents customer loyalty, brand reputation and other non-quantifiable assets pay for as part of the purchase price of Sambular Logistics a.s.

(v)        Deferred Tax Liabilities (“DTLs”): The Company plans to accelerate depreciation methods for tax purposes within generally accepted accounting principles (“GAAP” depreciation rates. The Company plans to continual invest in fixed assets and retain the same policy on deprecation, the total amount of DTL on the balance sheet may not change as earlier liabilities are paid off but are replaced by newer liabilities related to new fixed assets. Accordingly, the company believes it can effectively reduce its DTL to $73,000 from $605,114.

(vi)       Stockholders’ Equity: Under Issued and outstanding the represented the issuance by Euro Dot, Inc. (the “Company”) of 3,396,967 shares as of November 30, 021. Upon the sale of 1,000,000 shares, representing the maximum common stock offered under the Offering Circular, not including any exercising of the warrants, the amount of the issued and outstating common stock is 4,396,967. As stated under Proforma US$, the total equity of Euro Dot, Inc. including the amalgamation of Sambular Logistics a.s. is $$6,924,512, which includes non-controlling interest of 15% in Sambular Logistics a.s. For the presentation of the proforma, $950,000 has been determined as the value. However, such amount has been set by the Company is subject to adjustment upon the issuance of a certified financial statement or other events

Summary of significant accounting policies.

Basis of Presentation

The accompanying unaudited financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") and the rules of the Securities and Exchange Commission ("SEC") applicable to interim reports of companies filing as a smaller reporting company. In the opinion of management, the accompanying interim financial statements include all adjustments necessary to make the financial statements and declarations not misleading.

Principles of Consolidation

The Company has not subsidiaries and plans to incorporate a division, as necessary.  The results of subsidiaries shall be included in the consolidated income statement from the effective date of acquisition or creation and up to the effective date of disposal of certain assets within the subsidiaries. Intra-group transactions, balances, income, and expenses are eliminated on consolidation.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Company has no revenue and when it does the following procedures will be followed.

Prepaid expenses and other current assets

Prepaid expenses and other current assets as of Novmber 30, 2021 includes development costs that the Company had paid more than work estimated to have been performed.

Earnings (Loss) Per Share

The Company plans to utilize Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 260, “Earnings per Share.” Basic earnings (loss) per share is computed by dividing earnings (loss) attributable to common stockholders by the weighted-average number of common shares outstanding during the reporting period. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include additional common share equivalents available upon exercise of stock options and warrants using the treasury stock method. Dilutive common share equivalents include the dilutive effect of in-the-money share equivalents, which are calculated based on the average share price for each period using the treasury stock method, excluding any common share equivalents if their effect would be anti-dilutive.

Liquidity and Capital Resources

EURO DOT, Inc. was incorporated March 16, 2021, in the State of Wyoming and consolidated two wholly owned subsidiaries under EURO DOT, Inc. (PA), incorporated in the Commonwealth of Pennsylvania on February 18, 2021. The two wholly owned subsidiaries (1) EURO DOT LOGISTICS Company, and (2) VECTOR Power Works were formed on March 16, 2021.

During the time period before this Offering closes, and thereafter, if the offering does not close for any reason, including failure to receive the Offering Proceeds, we will finance the above activities from internal cash flow and private offerings. Therefore, we cannot currently predict when each of the above activities will occur if the offering does not close, but the actions, timing and cost will in general follow the Offering Proceeds table above.

During the time period before this Offering closes, and thereafter, if the offering does not close for any reason, including failure to receive the Offering Proceeds, we will finance the above activities from internal cash flow and private offerings. Therefore, we cannot currently predict when each of the above activities will occur if the offering does not close, but the actions, timing and cost will in general follow the Offering Proceeds table above.

OTHER DISCLOSURES

Business Plan Targets

If we are unable to generate significant revenue or secure additional financing, we may be unable to implement our business plan, grow our business and meet our target objectives in our business plan. Accordingly, no investor should rely on any assumption that the Company will meet its business plan targets in making an investment decision concerning the Shares in this Offering.

Credit Facilities

We do not have any credit facilities or other access to bank credit.

Capital Expenditures

We do not have any contractual obligations for ongoing capital expenditures at this time. We do, however, may purchase equipment and software necessary to conduct our operations on an as needed basis.

Contractual Obligations, Commitments and Contingencies

We do not have any ongoing material contracts that extend beyond a one-year period or which are not cancellable sooner.

Off-Balance Sheet Arrangements

We did not have during the periods presented, and we do not currently have, any off-balance sheet arrangements.

Quantitative and Qualitative Disclosures about Market Risk

In the ordinary course of our business, we are not exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates, or that may otherwise arise from transactions in derivatives.

The preparation of financial statements in conformity with GAAP requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company’s significant estimates and assumptions include the fair value of the Company’s common stock, stock-based compensation, the recoverability and useful lives of long-lived assets, and the valuation allowance relating to the Company’s deferred tax assets.

Contingencies

We do not have any contingencies or any conditions that may exist as of the date the financial statements.

Relaxed Ongoing Reporting Requirements

Upon the completion of this offering, we expect to elect to become a public reporting company under the Exchange Act. If we elect to do so, we will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an “emerging growth company”, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies”, including but not limited to: (1) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act; (2) taking advantage of extensions of time to comply with certain new or revised financial accounting standards; (3) taking advantage of extensions of time to comply with certain new or revised financial accounting standards; (4) being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and (5) being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an “emerging growth company” for up to five years, although if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an “emerging growth company” as of the following December 31.

If we elect not to become a public reporting company under the Exchange Act, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies”, and our stockholders could receive less information than they might expect to receive from more mature public companies.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The board of directors elects our executive officer annually. A majority vote of the directors who are in office is required to fill vacancies. Each director shall be elected for the term of one year, and until his successor is elected and qualified, or until his earlier resignation or removal.

David Stybr, 38 years old, Chairman of the Board, President, Secretary

Over 20 years of experience in corporate management positions, including asset administration and resource restructuring.  Mr. Stybr is the primary strategic organizer to support the Company's acquisition efforts in the industrial integrated freight and logistics sectors; holds a master’s degree from the University of Economics, Prague.

Karel Cvejn, 43 years old, Senior Vice President, Director.

Business executive experience for over 20 years, since 2009 to the present shareholder of President of Sambular Logistics a.s.  Mr. Cvejn plans to become President and Chief Operations Officer of Sambular Logistics a.s. upon acquisition by the Company.

Justin Mathews, 47 years old - Vice President/Treasurer, Director.

Business executive for over 15 years in all phases of corporate dynamics from operations, marketing to asset management. Mr. Mathew has a bachelor’s degree, in Business and Finance, University of South Wales.

Ales Kudrna, 29 years old - Assistant Vice President, Director.

Corporate administrator on various level over a 10-year period.  Currently, Chief of Operation at Vector Power Works, Inc. and Vector Power Works, s.r.o.

David Zich ,  26 years old – Assistant Secretary, Director.

Business executive on various levels of corporate dynamics and operations, marketing and asset management for over 5 years.

EXECUTIVE COMPENSATION

David Stybr

The Company entered into an employment agreement with David Stybr to serve as its Chairman of the Board, President and Secretary. Mr. Stybr currently provides all the labor necessary to support our operation. Under the terms of the agreement, Mr. Stybr does not currently receive a salary, and has decided to forego salary until the Company successfully completes the offering. Upon the completion of the Offering, Mr. Stybr shall receive a salary of $175,000 per annum.

Karel Cvejn

The Company entered into an employment agreement with Karel Cvejn to serve as its Senior Vice President and Director. Mr. Cvejn currently provides the business start with his long-term experience in objective field. Under the terms of the agreement, Mr. Cvejn does not currently receive a salary, and has decided to forego salary until the Company successfully completes the offering. Upon the completion of the Offering, Mr. Cvejn shall receive a salary of $96,000 per annum.

Justin Mathews

The Company entered into an employment agreement with Justin Mathews to serve as its Vice President/Treasurer and Director. Mr. Mathews currently co-manages all operations while offering his experience with corporate dynamics and operations. Under the terms of the agreement, Mr. Mathews does not currently receive a salary, and has decided to forego salary until the Company successfully completes the offering. Upon the completion of the Offering, Mr. Mathews shall receive a salary of $80,000 per annum.

Ales Kudrna

The Company entered into an employment agreement with Ales Kudrna to serve as its Assistant Vice President and Director. Mr. Kudrna as a Chief of Operations at Vector Powers Works supervises the successful linkage of all business operations. Under the terms of the agreement, Mr. Kudrna does not currently receive a salary, and has decided to forego salary until the Company successfully completes the offering. Upon the completion of the Offering, Mr. Kudrna shall receive a salary of $40,000 per annum.

David Zich

The Company entered into an employment agreement with David Zich to serve as its Assistant Secretary and Director. Mr. Zich currently provides his services with paperwork and operations management. Under the terms of the agreement, Mr. Zich does not currently receive a salary, and has decided to forego salary until the Company successfully completes the offering. Upon the completion of the Offering, Mr. Zich shall receive a salary of $40,000 per annum.

EXECUTIVE COMMITTEE

The Company plans to establish an Executive Committee to augments the mission, vision, and values of the Company as the steering group that reports to the Board of The Directors.  The Executive Committee shall be entitled to receive $10,000 per year, payable on a quarterly basis. Additional compensation maybe offered at the discretion of the Board of Directors.

FAMILY RELATIONSHIP

There is no family relationship between any of our officers and directors.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Pursuant to the Securities Purchase Agreement of March 19, 2021, the Company sold 2,222,223 shares of common stock, $0.01 par value per share, for $400,000, of which $125,000 was paid, and $250,000 is fundable in the form as a Subscription Receivable by the Company on an as-needed-basis or paid in full by December 31, 2021.

Property and Equipment Assets of $44,014 represents a part of the Vector Asset Purchase Agreement of March 17, 2021, of which $146,474 of assets were acquired by the Company for 813,744 shares of common stock, $0.01 par value per share.

Intangible Assets of $61,210 represents a part of the Vector Asset Purchase Agreement of March 17, 2021, of which $146,474 of assets were acquired by the Company. The intellectual property assets acquired are related to direct costs and proprietary business model used to evaluate the Sambular Logistics a.s. proposed acquisition, include commercial software, system designs associated with the marks and titles for EuroDOT.com and Euro-DOT.com.

Other Assets represents $924,500 of which; (a) $900,000 represents the price reduction of the Sambular option agreement, whereby David Stybr, as individual, purchased 15 percent of the Sambular option agreement as declared under the terms of the Assignment and Contingency Agreement of March 18, 2021, and amended on April 21, 2021, to acquire Sambular Logistic a.s. of Prahi 1, Maia Strana, Czech Republic, and technical engineering studies, products and systems development and the establishment of proprietary applications for all-electric, and plug-in refuse trucks and single system natural gas engine platforms. for $7 million. Under resolution, dated November 16, 2021, the Company’s obligation was amended by Amendment 2 of the Sambular Asset Purchase Agreement to $6.1 million from $7 million. The difference in value of $900,000 was paid by Mr. Stybr as part of the acquisition of 15 percent of the Sambular option from the Corporation, and (b) $137,440 that constitutes the terms under the Assignment and Contingency Agreement of March 18, 2021, that assigned the Asset Purchase Agreement of January 25, 2021, to acquire Sambular Logistic a.s., and technical engineering studies, products and systems development and the establishment of proprietary applications for all-electric, and plug-in refuse trucks and single system natural gas engine platforms. As of November 30, 2021, the Company elected to write-off $86,831 reducing the asset to $24,500.

The Company’s certain Commitments and Contingencies may increase the capitalization of issued common stock to 6,356,967 from 3,396,967, as stated: (1) As part of a proposed stock offering pursuant to a Securities and Exchange Commission filing under Regulation A, the Company plans to offer 1,000,000 common shares and 1,000,000 common share warrants, detachable one year and exercisable at $10.00. (2)  Under the terms of the Assignment and Contingency Agreement of March 18, 2021, and amended on April 22, 2021, whereby David Stybr, the controlling shareholder of the Company, transferred to the Company his exclusive right and privilege to acquire Sambular Logistic a.s., under the condition that the Company pays $7,000,000 of which $2,900,000 shall be payable on September 1, 2021 and the balance of $4,100,000 payable on or before March 31, 2022. (3) The Company entered into two-year option agreements of common stock exercisable at $2.00 per share. Option holders and amounts of shares: (a) David Stybr, 500,000 (b) Justin Mathew, 30,000, (c) Ales Kudrna 10,000, and (d) David Zich 10,000.

On May 18, 2021, the Company by its wholly owned subsidiary, EURO DOT Logistics a.s., entered  into a non-arm’s length advisory and management contract with Livento Group Inc. (“Livento”) that encompassed a three phase agreement to evaluate and execute the business model of EURO DOT Investment Bankers & Company. Under Phase One, Livento shall appraise the EDIB program to sell and manage a vested interest portfolio of commercial rolling stock as the primary asset. The value of the contract under Phase One has a value of $50,000 with the study’s submission due in 5-months. Upon acceptance of the study, the Company can, at its option, agree to Phase Two, a cost-plus contract as exclusive consultants to procure federal and state licensing, permits and to establish ten site locations.  The two-year contract is valued at $150,000 per year plus accountable expenses at all levels of assessment.  The Company can, at its option, agree to Phase Three, which entailed the overseeing administrative operations under a two-year contract valued at $180,000. It is noted that David Stybr, controlling shareholder, President and Director of the Company maintains a personal stake in Livento.

SELLING SHAREHOLDERS

Not applicable

LEGAL PROCEEDINGS

No pending or threatened lawsuits against us that are not covered by applicable insurance or that would, if decided against us, have a material, negative impact on us.

RETAINING ATTORNEY(s)

The Company plans to engage special counsel[s] to handle equity registration matters on a state and federal basis, hemp licensing and related matters.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

None of the following events have occurred during the past five years and which are material to an evaluation of the ability or integrity of any director or executive officer: (1) A petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing; or (2) Such person was convicted in a criminal proceeding (excluding traffic violations and other minor offenses).

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of our operations together with our consolidated financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors”, “Cautionary Statement regarding Forward-Looking Statements” and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Critical Accounting Policies and Recently Issued Accounting Pronouncements.

HIGH RISK DECLARATION

RISK FACTORS SUMMARY

An investment in our Common Stock involves a high degree of risk. You should carefully consider the following risk factors, together with the other information contained in this Offering Circular, before purchasing our Common Stock. Any of the following factors could harm our business, financial condition, results of operations or prospects, and could result in a partial or complete loss of your investment. Some statements in this Offering Circular, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

MAJOR RISK FACTORS

A potential loss of $1 million of shareholders money: Since the Company may not be able to complete the stock sale for the entire issue of 1,000,000 common shares at $5.00 per share, we may be limited to close at $1,500,000 to be collected by the escrow account, which represents 300,000 common shares at $5.00 each. With no assurance that additional sales can be made, the Company plans to fund part of the Sambular option by applying $1,000,000 from the proceeds as a non-refundable down-payment and the balance to be funded from a commercial loan. However, no assurance can be given that a commercial loan using the Sambular properties as collateral can be obtained. Assuming that the Company is unable to obtain commercial financing, two thirds or $1,000,000 of the use of proceeds would be lost, and the Company would have $500,000 remaining as working capital, which does not include costs of $75,000 associated with the Offering Circular.

GENERAL RISK FACTORS

No guarantee of success:  There remains no guarantee that our business models and plans will be profitable in the future. The Company is hedging its success on the future distribution and sale of its product, even though many rules and regulations around distribution and sale are still in the process of being established. While these disclosures have been addressed, the risks of investing are substantial. As with any investment, there is no guarantee that our business model will provide any return or income.

Inflated share prices: Investing in our Company is highly speculative, and the cost of an investment is based on the expectation of its future success rather than its current performance. Investors who buy our shares risk paying an inflated price for an investment that may never increase in value.

Dilution: Our Company may be required to scale up its operations to meet the business conditions, which may include building larger facilities, buying additional equipment and hiring additional employees. This can cost considerable amounts of money, and if we don't have the funds required to expand its operations, it may choose to raise money by issuing additional shares. The Company may need to issue additional shares to raise money, it comes at the expense of existing shareholders, whose percentage ownership decreases proportionally to the number of new shares created.

This is known as dilution. If you hold shares in a Company that continuously raises money by issuing more shares, your investment will decrease in value.

Providing specialized services and management products and services is an emerging business, and many would be competitors have more significant resources that may enable them to compete more effectively.

We will compete in the same markets with many companies that offer similar products and services. Price competition in the industry, particularly from larger, more untraditional industry model competitors, is intense, and pricing pressures from competitors and clients are increasing. New competitors entering our markets may further increase pricing pressures. Many of our competitors have more significant resources than we do, which may enable them to compete more effectively in our planned markets. Our competitors may devote their resources to developing and marketing products and services that will directly compete with our product lines, and new, more efficient competitors may enter the market. If we are unable to compete with existing companies successfully and new entrants to the market this will have a negative impact on our business and financial condition.

Our success depends on the adoption of our products and services by customers, and if these potential customers do not accept and acquire our products and services, then our revenue will be severely limited.

Products and services considered by our potential clients may not be accepted, and new ideas, avenues, and other methods must be tried to gain client access. The same factors are valid for all competitors in the field. Our branding and marketing of products may not be profitable, or we have the resources to make product branding successful. While we will use our “best efforts” to create, deliver and offer the right products and services, there is no assurance we will be successful.

If we are unable to protect our proprietary and technology rights, our operations will be adversely affected.

Our success will depend in part on our ability to protect our proprietary rights and technologies, including those related to our products and services. We have not applied for any formal patents or similar protection. Our failure to adequately protect our proprietary rights may adversely affect our operations. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our services or to obtain and use trade secrets or other information that we regard as proprietary. Based on the nature of our business, we may or may not be able to protect our rights through patents adequately. Our means of protecting our proprietary rights in the United States or abroad may not be adequate, and competitors may independently develop similar technologies. However, we do intend to trademark the key trade names, both in States, the Federal government, and International jurisdictions. At this stage, we do not know the key trade names to protect. Also, litigation may be necessary in the future to: If we are unable for any reason, such litigation could result in substantial costs if we are held to have willfully infringed or to expend significant resources to develop non-infringing technology and would divert the attention of management from the implementation of our business strategy. Furthermore, the outcome of litigation is inherently difficult to predict, and we may not prevail in any litigation in which we become involved. By not effectively manage growth and maintain low operating costs, our results of operations and financial condition may be adversely affected. If we are unable to manage our growth effectively, including having geographically dispersed offices and employees or to anticipate and manage our future growth accurately, our business may be adversely affected. If we are unable to manage our expansion and growth effectively, we may be unable to keep our operating costs low or effectively meet the requirements of an ever-growing, geographically dispersed client base. In addition, our growth may place significant demands on our management, and our overall operational and financial resources. A failure on our part to meet any of the foregoing challenges inherent in our growth strategy may have an adverse effect on our results of operations and financial condition.

If we are unable to successfully address the challenges posed by operating in an immature and rapidly evolving industry and having a relatively new business model, our business could suffer.

We have not engaged an independent registered public accountant, and therefore unable to provide an attestation report as to our internal control over financial reporting for the foreseeable future.

We are currently review adequate candidates to be our independent registered public accounting firm and provide such firm access to assess the effectiveness of our internal control over financial reporting and establish an effective, if necessary, internal control over financial reporting. As an issuer of securities under Regulation A, we do not expect to be required to assess the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, unless and until we become a reporting company under the Exchange Act and, thereafter, no longer qualify as an emerging growth company or are no longer a non-accelerated filer, as defined in Rule 12b-2 under the Exchange Act, whichever is later. Currently, we would expect to be an emerging growth company for up to five years after we become a reporting company under the Exchange Act. As a result of the foregoing, for the foreseeable future, you may not receive any attestation concerning our internal control over financial reporting from us or our independent registered public accountants. Upon the closing of the Stock Offering, the Company plans to engage an independent public accountant.

RISKS RELATING TO OUR BUSINESS

We have limited operating history, which makes it difficult for us to evaluate our future business prospects and make decisions based on those estimates of our future performance.

We are a development stage company and are in the process of developing our products and services.  Because of the related uncertainties, we may be hindered in our ability to anticipate and timely adapt to increases or decreases in sales, revenues, or expenses. If we make poor budgetary decisions as a result of unreliable data, our net revenues in the future may decline, which may result in a decline in our stock price once we start trading. The Company’s success and survival is contingent upon its ability to achieve profitable operations and the Company’s ability to raise additional capital as required. There is uncertainty regarding our ability to implement our business plan and to grow our business to a greater extent than we can with our existing financial resources without additional financing. Except from the proceeds of this offering, we have no binding agreements, commitments, or understandings to secure additional financing at this time. We have no binding agreements, commitments, or understandings to acquire any other businesses or assets. Our long-term future growth and success is dependent upon our ability to generate cash from operating activities and obtain additional financing, potentially beyond the proceeds of this offering. There is no assurance that we will be able to generate sufficient cash from operations, sell shares of common stock in addition to this Offering or borrow additional funds. Our inability to obtain additional cash could have a material adverse effect on our ability to fully implement our business plan as described herein and grow our business, including our three-year target objectives, to a greater extent than we can with our existing financial resources. Management currently believes that the Company can fully implement its current business plan. A major assumption underlying management’s belief is that this Offering is successful. However, there is a risk that this Offering, although on different terms, since the Company may not be able to sell all the shares offered and settle for a lesser amount. There is no assurance that this Offering will be successful or that the Company will be able to implement its current business plan and achieve profitable operations for the reasons set forth herein and elsewhere in “Risk Factors.”

Because the financial statements for November 30, 2021, have not been reviewed by an auditor, there is no assurance that, when the auditors do review our financial statements there will not be changes in the reviewed financial statements from the non-reviewed financial statements in this Offering Circular.

The requirements for interim financial statements in a Regulation A offering are different from those required under the Securities Act of 1933, as amended. A Regulation A filer like us can submit financial statements that are not reviewed by an auditor. Because the financial statements (Balance Sheet) have not been reviewed by an auditor, there is no assurance that when it does happen there will not be changes in the reviewed financial statements from the non-reviewed financial statements in this Offering Circular. Moreover, the Company intends to engage a certified public accounting firm sanctioned by the Securities and Exchange Commission upon successful conclusion of this Offering

RISKS RELATED TO MANAGEMENT AND PERSONNEL

Mr. David Stybr is the Company's Chairman of the Board, President and Chief Executive Officer.

Mr. Karel Cvejn  is the Company’s  Senior Vice President, Secretary and Director.

Mr. Mathews is the Company's Vice President, and Director.

Mr. Kudrna is the Company's Assistant Vice President, Director.

Mr. Zich is the Company's Assistant Secretary, Director.

We depend heavily on Messrs. Stybr, Cvejn, Mathews, Kudrna, and Zich. The loss of their services could harm our business. Our future business and results of operations depend in significant part upon their continued employment. If we lose their services or if they fail to perform in their current position, or if we are not able to attract and retain skilled employees this could adversely affect the development of our business plan and harm our business.

The principal directors have limited experience managing a public Company, which may inhibit our ability to successfully implement our business plan. They never operated as a public company, which required that they establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, they may not be able to operate successfully as a public company, even if our operations are successful. They plan to comply with all of the various rules and regulations, which are required for a public company that is reporting company with the Securities and Exchange Commission. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected. The same risks factors are evident for the other personnel.

RISKS RELATING TO OFFERING

There has been no public market for our Common Stock prior to this offering, and an active market in which investors can resell their shares may not develop.

Prior to this offering, there has been no public market for our Common Stock. We cannot predict the extent to which an active market for our Common Stock will develop or be sustained after this offering, or how the development of such a market might affect the market price of our Common Stock. The initial offering price of our Common Stock in this offering was based on a number of factors, including market conditions in effect at the time of the offering, and it may not be in any way indicative of the price at which our shares will trade following the completion of this offering. Investors may not be able to resell their shares at or above the initial offering price.

Investors in this offering will experience immediate and substantial dilution.

Upon the sale of 1,000,000 common share, investors in this offering will own approximately 12.6% of the then outstanding shares of common stocks. See "Dilution," page 10.

The market price of our Common Stock may fluctuate, and you could lose all or part of your investment.

The offering price for our Common Stock was based on several factors and may not be indicative of prices that will prevail on the OTC Bulletin Board. The price of our Common Stock may decline following this offering. The stock market in general, and the market price of our Common Stock will likely be subject to fluctuation, whether due to, or irrespective of, our operating results, financial condition, and prospects.

Our financial performance, our industry’s overall performance, changing consumer preferences, technologies and advertiser requirements, government regulatory action, tax laws and market conditions in general could have a significant impact on the future market price of our Common Stock. Some of the other factors that could negatively affect our share price or result in fluctuations in our share price include: (1) actual or anticipated variations in our periodic operating results;(2) increases in market interest rates that lead purchasers of our Common Stock to demand a higher yield; (3) changes in earnings estimates; (4) changes in market valuations of similar companies; (5) actions or announcements by our competitors; (6) adverse market reaction to any increased indebtedness we may incur in the future; (7) additions or departures of key personnel; (8) actions by stockholders; (9) speculation in the press or investment community; and (10) our intentions and ability to list our Common Stock on a national securities exchange and our subsequent ability to maintain such listing.

We do not expect to declare or pay dividends in the foreseeable future.

We do not expect to declare or pay dividends in the foreseeable future, as we anticipate that we will invest future earnings in the development and growth of our business. Therefore, holders of our Common Stock will not receive any return on their investment unless they sell their securities, and holders may be unable to sell their securities on favorable terms or at all.

Sales of our common stock under Rule 144 could reduce the price of our stock.

Rule 144 of the Securities Act of 1933 defines as restricted securities that can only be resold if the conditions of Rule 144 are met. In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six months, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Because we do not have an audit committee, we are subject to increased risk related to financial statement disclosures.

While we endeavor to create an Audit Committee after the successful conclusion of this common stock offering, we are subject to increased risk related to financial statement disclosures until that event.

The Stock Offering consist of warrants, which if exercised would materially dilute the shareholders percentage of ownership.

Despite our election to become a public reporting company under the Exchange Act, we will publicly report on an ongoing basis as an “emerging growth company” under the reporting rules set forth under the Exchange Act. If we terminate our election to operate as a publicly reporting company under the Exchange Act, we will nevertheless be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies”, and our stockholders could receive less information than they might expect to receive from more mature public companies.

Although we have elected to become a public reporting company under the Exchange Act, we will be required to publicly report on an ongoing basis as an “emerging growth company” (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an “emerging growth company”, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies”, including but not limited to: (1) being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act; (2) taking advantage of extensions of time to comply with certain new or revised financial accounting standards; (3) being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and (4) being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We would remain an “emerging growth company” for up to five years, although if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of any June 30 before that time, we would cease to be an “emerging growth company” as of the following December 31.

If we cease to become a public reporting company under the Exchange Act, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act.

The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies,” and our stockholders could receive less information than they might expect to receive from more mature public companies.

The preparation of our consolidated financial statements involves the use of estimates, judgments and assumptions, and our financial statements may be materially affected if such estimates, judgments, or assumptions prove to be inaccurate.

Financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) typically require the use of estimates, judgments and assumptions that affect the reported amounts. Often, different estimates, judgments and assumptions could reasonably be used that would have a material effect on such financial statements, and changes in these estimates, judgments and assumptions may occur from period to period over time. Significant areas of accounting requiring the application of management’s judgment include, but are not limited to, determining the fair value of assets and the timing and amount of cash flows from assets. These estimates, judgments and assumptions are inherently uncertain and, if our estimates were to prove to be wrong, we would face the risk that charges to income or other financial statement changes or adjustments would be required. Any such charges or changes could harm our business, including our financial condition and results of operations and the price of our securities. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for a discussion of the accounting estimates, judgments, and assumptions that we believe are the most critical to an understanding of our consolidated financial statements and our business.

If securities industry analysts do not publish research reports on us, or publish unfavorable reports on us, then the market price and market trading volume of our Common Stock could be negatively affected.

Any trading market for our Common Stock will be influenced in part by any research reports that securities industry analysts publish about us. We do not currently have and may never obtain research coverage by securities industry analysts. If no securities industry analysts commence coverage of us, the market price and market trading volume of our Common Stock could be negatively affected. In the event we are covered by analysts, and one or more of such analysts downgrade our securities, or otherwise reports on us unfavorably, or discontinues coverage or us, the market price and market trading volume of our Common Stock could be negatively affected.

Future issuances of our Common Stock or securities convertible, if the case, into our Common Stock or the expiration of lock-up agreements that restrict the issuance of new Common Stock or the trading of outstanding stock, could cause the market price of our Common Stock to decline and would result in the dilution of your shareholding.

Future issuances of our Common Stock or securities convertible into our Common Stock or the expiration of lock-up agreements that restrict the issuance of new Common Stock or the trading of outstanding stock, could cause the market price of our Common Stock to decline. We cannot predict the effect, if any, of future issuances of our Common Stock or securities convertible into our Common Stock, or the future expirations of lock-up agreements, on the price of our Common Stock. In all events, future issuances of our Common Stock would result in the dilution of your shareholding. In addition, the perception that new issuances of our Common Stock or other securities convertible into our Common Stock, could occur, or the perception that locked-up parties will sell their securities when the lockups expire, could adversely affect the market price of our Common Stock.

Future issuances of debt securities, which would rank senior to our Common Stock upon our bankruptcy or liquidation, and future issuances of preferred stock, which would rank senior to our Common Stock for the purposes of dividends and liquidating distributions, may adversely affect the level of return you may be able to achieve from an investment in our Common Stock.

In the future, we may attempt to increase our capital resources by offering debt securities. Upon bankruptcy or liquidation, holders of our debt securities, and lenders with respect to other borrowings we may make, would receive distributions of our available assets prior to any distributions being made to holders of our Common Stock. Moreover, if we issue additional preferred stock, the holders of such preferred stock could be entitled to preferences over holders of Common Stock in respect of the payment of dividends and the payment of liquidating distributions. Because our decision to issue debt or preferred securities in any future offering, or borrow money from lenders, will depend in part on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of any such future offerings or borrowings. Holders of our Common Stock must bear the risk that any future offerings we conduct or borrowings we make may adversely affect the level of return they may be able to achieve from an investment in our Common Stock.

Our management has broad discretion as to the use of certain of the net proceeds from this offering.

We intend to use all surplus cash from this offering for working capital and other general corporate purposes. However, we cannot specify with certainty the particular uses of such proceeds. Our management will have broad discretion in the application of the net proceeds designated for use as working capital or for other general corporate purposes. Accordingly, you will have to rely upon the judgment of our management with respect to the use of these proceeds. Our management may spend a portion or all of the net proceeds from this offering in ways that holders of our Common Stock may not desire or that may not yield a significant return or any return at all. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may also invest the net proceeds from this offering in a manner that does not produce income or that loses value. Please see “Use of Proceeds” below for more information.

RISK FACTORS OF NO UNDERWRITER

The Company did not engage an underwriter with respect to the Offered Shares. Upon notice by the Escrow Agent of the Bank that the proceeds are collected to the satisfaction of the Company and prior to the time and date of pricing, which will immediately follow the time and date on which the SEC qualifies the post-qualification amendment to the Offering Statement (the “Qualification Date”), and we intend to close the offering on a T+3 3/ basis after pricing of the offering. After the Qualification Date but prior to accepting any proceeds of the Offering into the Escrow Account, we will file a Rule 253(g) Offering Circular (“Pricing Offering Circular”) setting forth the price per share and number of shares to be offered. No funds will be accepted into the Escrow Account from any investor until after the Pricing Offering Circular has been filed and effective with the SEC on EDGAR.

In financial markets T+2 is a shorthand for trade date plus two days indicating when securities transactions must be settled. T+2 means that when a security is purchased, payment and the security's certificate must change hands no later than two business days after the trade is executed.

OTHER SELLING RESTRICTIONS

Other than in the United States, no action has been taken by us that would permit a public offering of our Common Stock in any jurisdiction where action for that purpose is required. Our Common Stock may not be offered or sold, directly or indirectly, nor may this Offering Circular or any other offering material or advertisements in connection with the offer and sale of shares of our Common Stock be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this Offering Circular comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this Offering Circular. This Offering Circular does not constitute an offer to sell or a solicitation of an offer to buy our Common Stock in any jurisdiction in which such an offer or solicitation would be unlawful.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this Offering Circular (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

INVOLVEMENTS IN CERTAIN LEGAL PROCEEDINGS

None of the following events have occurred during the past five years and which are material to an evaluation of the ability or integrity of any director or executive officer: (1) A petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing; or (2) Such person was convicted in a criminal proceeding (excluding traffic violations and other minor offenses).

BOARD COMPOSITION

Our board of directors currently consists of two members. Each director of the Company serves until the next annual meeting of stockholders and until his successor is elected and duly qualified, or until his earlier death, resignation or removal. Our board is authorized to appoint persons to the offices of Chairman of the Board of Directors, President, Chief Executive Officer, one or more vice presidents, a Treasurer or Chief Financial Officer and a Secretary and such other offices as may be determined by the board. Three additional directors will be appointed open the successful conclusion of the Offering.

We have no formal policy regarding board diversity. In selecting board candidates, we seek individuals who will further the interests of our stockholders through an established record of professional accomplishment, the ability to contribute positively to our collaborative culture, knowledge of our business and understanding of our prospective markets.

DIRECTOR INDEPENDENCE

The intends that company’s board of directors to be comprised of independent directors within one year of listing.

In selecting our independent director, our board considered the relationships that each such person has with our Company and all the other facts and circumstances our board deemed relevant in determining independence, including the beneficial ownership of our capital stock by each such person.

BOARD LEADERSHIP STRUCTURE AND RISK OVERSIGHT

The board of directors oversees our business and considers the risks associated with our business strategy and decisions. The board currently implements its risk oversight function. Each of the board committees also provides risk oversight in respect of its areas of concentration and reports material risks to the board for further consideration.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. The code of conduct is posted on our website.

COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

Our Articles and Bylaws, subject to the provisions of state Law, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

INDUSTRY REGULATIONS AND OUR CLIENTS

Our business is subject to a wide range of complex laws and regulations. In addition, many of our solutions are designed to assist clients with their compliance with certain laws and regulations that apply to them. Being able to act as principal and advisor to clients in the hemp industry gives us an advantage to other competitors.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our shares are not considered "penny stocks" as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00.

Dividend Policy

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the Board of Directors deems relevant.

Reports to Shareholders

We will voluntarily send an annual report to shareholders containing audited financial statements, and other disclosures as deemed necessary. The Company’s website at www.fjhemp.com will be the primary sources on our activities.

Where You Can Find Additional Information.

We will file with the Securities and Exchange Commission an Offering Circular on Form 1-A. For further information about us and the shares of common stock to be sold in the offering, please refer to the Offering Circular and the exhibits and schedules thereto. The Offering Circular and exhibits may be inspected, without charge, and copies may be obtained at prescribed rates, at the SEC’s Public Reference Room at 100 F St., N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Offering Circular and other information filed with the SEC are also available at the web site maintained by the SEC at http://www.sec.gov.

Equity Incentive Plan.

We have none.

Agreements Regarding Change in Control and Termination of Employment.

We have none.

Outstanding Equity Awards.

The Company entered into two-year option agreements of common stock exercisable at $2.00 per share. Option holders and amounts of shares: (a) David Stybr, 500,000,  (b) Justin Mathew, 30,000, (c) Ales Kudrna 10,000, and (d) David Zich 10,000.

REGISTRAR AND TRANSFER AGENT

The Company plans to appoint Continental Stock Transfer & Trust Company. 1 State St 30th floor, New York, NY 10004 as transfer agent on the effective date of the Offering Circular. Continental Stock Transfer & Trust Company is an independent, and Securities and Exchange Commission sanctioned it as registrar and transfer agent.

ESCROW AGENT

The Company plans to appoint First National Bank of Pennsylvania as our independent agent to function as Escrow Agent.

END